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                                                                    Exhibit 10.1


                                    GUARANTY


            GUARANTY, dated as September 29, 2000 (this "GUARANTY"), by Communication Intelligence Corporation, a Delaware corporation ("GUARANTOR"), in favor of PenOp Limited, a company organized under the laws of England and Wales, and PenOp Inc., a Delaware corporation (together, "SELLERS").


                              W I T N E S S E T H:


            WHEREAS, concurrent with the execution and delivery hereof, Sellers are entering into an Asset Purchase Agreement, dated as of the date hereof (as amended, supplemented or modified from time to time, the "PURCHASE AGREEMENT"), with CIC Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Guarantor ("SUBSIDIARY"), pursuant to which Subsidiary has agreed to purchase certain of the assets used or usable in connection with Sellers' business (the "ACQUISITION");

            WHEREAS, Guarantor has organized and has fully funded Subsidiary, in order to enable Subsidiary to consummate the Acquisition, as a result of which Guarantor will benefit directly from the Acquisition; and

            WHEREAS, to induce Sellers to execute and perform the Purchase Agreement and Related Agreements (as defined in the Purchase Agreement) Guarantor hereby guarantees the performance by Subsidiary and any Affiliate (as defined in the Purchase Agreement) of Subsidiary that assumes Subsidiary's obligations under the Purchase Agreement and/or any of the Related Agreements (as defined in the Purchase Agreement) in accordance with the terms of the Purchase Agreement and/or such Related Agreement, as the case may be (Subsidiary and any such Affiliate(s), collectively, "OBLIGORS") of all of Obligors' obligations under the Purchase Agreement and Related Agreements;

            NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor hereby agrees as follows:

            1. GUARANTY. To induce Sellers to execute, deliver and perform the Purchase Agreement and Related Agreements (as defined in the Purchase Agreement), and in recognition of the direct and indirect benefits to be received by Guarantor from the Acquisition, Guarantor hereby absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the full and prompt performance of all obligations and payment when due of any and all obligations and liabilities (including all obligations and liabilities which but for the automatic stay under Section 362(a) of Title 11 of the United States Code (11 U.S.C. Section 101, ET SEQ.) as amended from time to time, or any successor statute (the "BANKRUPTCY CODE") would become due) of Obligors to Sellers, or either of them, under the Purchase Agreement and the Escrow Agreement, the Pledge Agreement, the Bill of Sale and Assignment and the Assumption Agreement (each as defined in the Purchase Agreement) at any time and from time to time based upon, arising out of or relating to the Purchase Agreement and Related Agreements (as defined in the Purchase Agreement any of such agreements, as the case may be)

(all such obligations and liabilities, collectively, the "GUARANTEED OBLIGATIONS"); provided, that the obligations of Guarantor hereunder shall be subject to the condition that Obligors, or any of them, shall have failed to comply with such Guaranteed Obligations for any reason (including, without limitation, the liquidation, dissolution, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, composition or readjustment of, or other similar proceedings affecting the status, existence, assets or obligations of, any of the Obligors, including, without limitation, any automatic stay under Section 362(a) of the Bankruptcy Code applicable to
it). If any of the Guaranteed Obligations becomes due hereunder, Guarantor unconditionally promises to pay to Sellers, together with performance and payment of such Guaranteed Obligations, without duplication, any and all reasonable expenses, including but not limited to legal fees and costs, which may be incurred by Sellers in enforcing this Guaranty and collecting any such Guaranteed Obligations.

            2. NATURE OF OBLIGATIONS; INVALIDITY. (a) This Guaranty shall constitute a guarantee of performance and payment and not of collection, and Guarantor specifically agrees that it shall not be necessary, and that Guarantor shall not be entitled to require (and Guarantor hereby waives any right, except as cannot be waived under law, to require), before or as a condition of enforcing the liability of Guarantor under this Guaranty or requiring payment of the Guaranteed Obligations by Guarantor hereunder, or at any time thereafter, that Sellers: (i) file suit or proceed to obtain or assert a claim against any of Obligors or any person or other entity or association, trust, or unincorporated organization (each a "PERSON") that may be liable for any Guaranteed Obligation; (ii) make any other effort to obtain payment or performance of any Guaranteed Obligation from any of Obligors or any other Person that may be liable for such Guaranteed Obligation; (iii) exercise or assert any other right or remedy to which Sellers are or may be entitled in connection with any Guaranteed Obligation or any security or other guarantee therefor; or (iv) assert or file any claim against the assets of any of Obligors or any other Person that may be liable for any Guaranteed Obligation.

                  (b) No invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor shall affect, impair or be a defense to this Guaranty. This Guaranty shall be primary, absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, impaired, discharged, terminated or otherwise affected by, and the rights of Sellers to enforce this Guaranty, whether by action at law, suit in equity or otherwise, shall not in any way be affected by, (i) the liquidation, dissolution, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, composition or readjustment of, or other similar proceedings affecting the status, existence, assets or obligations of, any of Obligors, including, without limitation, any automatic stay under Section 362(a) of the Bankruptcy Code applicable to it; or (ii) the occurrence of any event or the existence of any other circumstances that might otherwise constitute a legal or equitable discharge of or defense to a guarantor or surety with respect to any Guaranteed Obligation, except to the extent any defense, other than any defense based upon lack of authority or disability, could be asserted successfully by any of Obligors. Sellers shall not be obligated to file any claim relating to any Guaranteed Obligations in any bankruptcy, insolvency, liquidation, reorganization or similar proceeding relating to any of Obligors, and any failure of Sellers to so file shall not affect Guarantor's obligations hereunder.


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

            3. SUBORDINATION. Any of the indebtedness of Obligors now or hereafter owing to Guarantor is hereby subordinated to the Guaranteed Obligations.

            4. WAIVERS. (a) Sellers may exercise any other right or remedy Sellers may have against any of Obligors or any other party, or any security, without affecting or impairing in any way the liability of Guarantor hereunder except to the extent the Guaranteed Obligations have been performed and paid.

                  (b) Guarantor waives notices of or any right to require its consent to any amendment of, supplements to or modifications of the Purchase Agreement and Related Agreements (as defined in the Purchase Agreement) and notices of or any right to require its consent to the existence, modification, creation or incurring of new or additional Guaranteed Obligations.

            5. REPRESENTATIONS AND WARRANTIES. In order to induce Sellers to accept this Guaranty, Guarantor represents and warrants to Sellers that: all requisite corporate actions for the execution, delivery and performance by Guarantor of this Guaranty have been duly performed; Guarantor has the full legal capacity and legal right, power and authority to enter into this Guaranty and to consummate the transactions contemplated hereby; this Guaranty has been duly executed and delivered by Guarantor; and this Guaranty, upon execution and delivery, will be, a legal, valid and binding obligation of Guarantor, enforceable in accordance with its terms, except to the extent that such enforcement may be subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws of general application affecting the rights and remedies of creditors or secured parties, and that the availability of equitable remedies, including specific performance, injunctive relief and reformation, may be subject to equitable defenses and the discretion of the court before which any proceeding therefor may be brought.

            6. REINSTATEMENT OF OBLIGATIONS. If a claim is ever made upon Sellers for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and Sellers are required to repay all or part of said amount for any reason whatsoever, then and in such event Guarantor shall be and remain liable to Sellers hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by Sellers.

            7. MISCELLANEOUS. (a) NOTICES. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party; overnight courier; registered or certified mail, return receipt requested, postage prepaid; or facsimile transmission addressed as follows:


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

            If to Guarantor:

                  Communication Intelligence Corporation
                  275 Shoreline Drive, Suite 500
                  Redwood Shores, CA 94065
                  Telephone: (650) 802-7700
                  Facsimile: (650) 802-7716
                  Attention:  Guido DiGregorio, President and Chief Executive
                              Officer

            With a copy to:

                  Baer Marks & Upham LLP
                  805 Third Avenue
                  New York, New York  10022
                  Telephone:  (212) 702-5714
                  Telecopy:  (212) 702-5941
                  Attention:  Jonathan J. Russo, Esq.

            If to Sellers:

                  PenOp Limited
                  PenOp Inc.
                  320 East 54th Street
                  New York, New York  10022
                  Telephone:  (212) 997-8800
                  Attention:  Howard I. Schechter, President

            With a copy to:

                  White & Case LLP
                  1155 Avenue of the Americas
                  New York, New York  10036
                  Telephone:  (212) 819-8200
                  Telecopy:  (212) 354-8113
                  Attention:  Steven Betensky, Esq.

                              and

                  Osborne Clarke
                  50 Queen Charlotte Street
                  Bristol BS1 4HE
                  United Kingdom
                  Telephone:  011 44 171 917-4204
                  Telecopy:  011 44 171 917-4205
                  Attention:  Bruce Roxburgh, Esq.


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

or at such other address or addresses as may have been furnished in writing by any party to the others in accordance with the provisions of this Section 7(a). Notices and other communications provided in accordance with this Section 7(a) shall be deemed delivered upon receipt. The furnishing of any notice or communication required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice to persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice or communication.

                  (b) NO WAIVER; CUMULATIVE RIGHTS. No failure on the part of Sellers to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Sellers of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power. Each and every right, remedy and power hereby granted to Sellers or allowed them by law or any other agreement shall be cumulative and not exclusive of any other, and may be exercised by Sellers at any time or from time to time.

                  (c) PARTIES OBLIGATED AND BENEFITED. This Guaranty shall be binding upon, inure to the benefit of and be enforceable by Guarantor and its permitted assigns and successors in interest. This Guaranty shall be binding upon, inure to the benefit of and be enforceable by Sellers and their assigns and successors in interest. Guarantor may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Sellers.

                  (d) GOVERNING LAW; CONSENT TO JURISDICTION. This Guaranty shall be governed by and construed and enforced in accordance with the law (without giving effect to the law governing the principles of conflicts of law) of the State of New York. Any action to enforce, or arising out of or relating in any way to, any of the provisions of this Guaranty shall be brought and prosecuted in the appropriate court or courts located within New York County, State of New York, and the parties consent to the jurisdiction of said court or courts and to service of process by registered mail, return receipt requested, or by any other manner permitted by law. Each party hereto agrees to not assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding any claim that it is not subject personally to the jurisdiction of such court, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Guaranty, or any other agreement or transaction related hereto or the subject matter hereof or thereof may not be enforced in or by such court.

                  (e) HEADINGS DESCRIPTIVE. The headings of the several sections and subsections of this Guaranty are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Guaranty.

                  (f) SEVERABILITY. If any provision of this Guaranty shall be held or deemed, by a court or other tribunal of competent jurisdiction, to be invalid, inoperative or unenforceable because of the conflict of such provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering any other provision invalid, inoperative or unenforceable, and this Guaranty shall be reformed and construed as if such invalid, inoperative or unenforceable provision had never been


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contained herein and such provision reformed so that it is valid, operative and enforceable to the maximum extent permitted.

                  (g) ENTIRE AGREEMENT. This Guaranty represents the entire agreement between Guarantor and Sellers with respect to the subject matter hereof. The terms of this Guaranty shall not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever except by written instrument signed by Sellers and Guarantor.

                  (h) COUNTERPARTS. This Guaranty may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall be considered one and the same instrument.

            IN WITNESS WHEREOF, Guarantor has caused this Guarantee to be duly executed and delivered as of the date first above written.


                                    GUARANTOR:

                                    COMMUNICATION INTELLIGENCE CORPORATION


                                    By: /s/ PHILIP SASSOWER
                                       --------------------------------------
                                       Name:  Philip Sassower
                                       Title: Secretary

ACCEPTED:

September 29, 2000

SELLERS:

PENOP LIMITED


By: /s/ HOWARD SCHECHTER
   ----------------------------------
   Name:  Howard Schechter
   Title: Director


PENOP INC.


By:/s/ HOWARD SCHECHTER
   ----------------------------------
   Name:  Howard Schechter
   Title: President


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